Exhibit 10(b)(11)(k)

EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT dated as of December 4, 2012 (this “Amendment”), among NEWSTAR FINANCIAL, INC. (the “Company”), THE HOLDERS PARTY HERETO (the “Holders”) and FORTRESS CREDIT CORP., as contractual representative of the Holders under the Note Agreement described below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Company has entered into a Note Agreement dated as of January 5, 2010 with the Holders and the Administrative Agent, as amended by that certain Amendment to Note Agreement dated as of April 6, 2010 (as so amended, the “Original Note Agreement”), pursuant to which the Holders agreed, subject to the terms and conditions set forth therein, to make revolving loans to the Company;

WHEREAS, the Company has entered into an Amended and Restated Note Agreement dated as of August 31, 2010 with the Holders and the Administrative Agent, as amended by the First Amendment to Amended and Restated Note Agreement dated as of January 27, 2012 among the Company, the Holders and the Administrative Agent and by the Consent and Second Amendment to Amended and Restated Note Agreement dated as of November 5, 2012 among the Company, the Holders and the Administrative Agent (as so amended and as it may be further amended, modified, extended, supplemented or restated from time to time, the “Note Agreement”), which Note Agreement amended and restated the Original Note Agreement in its entirety and pursuant to which Note Agreement the Holders agreed, subject to the terms and conditions set forth therein, to make term loans and revolving loans to the Company;

WHEREAS, the Company has requested that the Administrative Agent and the Holders amend the Note Agreement as provided in this Amendment, and the Administrative Agent and the Holders have agreed to do the foregoing, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Company, the Holders party hereto and the Administrative Agent hereby agree as follows:

1.        Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Agreement.

2.        Amendments to Note Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 7 below and in reliance on the representations and warranties set forth in Section 5, the Note Agreement is hereby amended as follows:

(a) Amendment to Section 1.01 of the Note Agreement. Section 1.01 of the Note Agreement is hereby amended as follows:

(i)      The definition of “Adjusted Loan Amount” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“‘Adjusted Loan Amount” means, at any time of determination:

(i)      with respect to any Obligor Loan other than an Impaired Loan or REO Loan, the product of (a) the Outstanding Obligor Loan Balance of such Obligor Loan at such time multiplied by (b) the Adjustment Percentage (expressed as a fraction) applicable to such Obligor Loan at such time;

(ii)      with respect to any REO Loan at any time, the lesser of (a) the product of (1) the Outstanding Obligor Loan Balance of such REO Loan (calculated in accordance with clause (c) of the definition of “Outstanding Obligor Loan Balance”) multiplied by (2) the Adjustment Percentage (expressed as a fraction) applicable to such REO Loan at such time and (b) the book value of such REO Loan, or if such REO Loan is no longer outstanding, the related REO Property minus any reserves held by the REO Subsidiary or the Company reasonably determined and reflected on such Person’s books at such time; and

(iii)      with respect to any Impaired Loan at any time, the lesser of (a) the product of (1) the Outstanding Obligor Loan Balance of such Impaired Loan at such time multiplied by (2) the Adjustment Percentage (expressed as a fraction) applicable to such Impaired Loan at such time and (b) the book value of such Impaired Loan at such time.”

(ii)      The definition of “Borrowing Base” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“‘Borrowing Base” means, as of date of determination, an amount equal to the sum of (a) the Unencumbered Asset Amount as of such date plus (b) the Aggregate Investment Vehicle Equity Amount as of such date plus (c) the CLO Note Amount as of such date plus (d) the CLO Manager Amount as of such date; provided, however, that in no event shall the portion of the Borrowing Base allocable to Real Estate Loans exceed an amount equal to 15% of the Borrowing Base.”

(iii)      The definition of “CLO Note Amount” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“‘CLO Note Amount’ means, as of any date of determination, the aggregate of the Adjusted CLO Note Amounts of all Eligible CLO Notes as of the Measurement Date ending on or most recently ended prior to such date.”

(iv)      The definition of “Investment Vehicle Equity Amount” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“‘Investment Vehicle Equity Amount’ means, as at any date of determination, with respect to each Eligible Investment Vehicle, the product of (i) 0.35 multiplied by (ii) the difference between (A) the Adjusted Loan Amount of all Obligor Loans held by such Eligible Investment Vehicle as of the Measurement Date ending on or most recently ended prior to such date and (B) the difference between (1) the Investment Vehicle Debt of such Eligible Investment Vehicle as of the Measurement Date ending on or most recently ended prior to such date and (2) the Principal Cash of each Eligible Investment Vehicle as of such date, provided that (a) so long as no party has any recourse to the Company in respect of any Indebtedness of an Eligible Investment Vehicle, the Investment Vehicle Equity Amount with respect to such Eligible Investment Vehicle shall not be an amount less than zero, and (b) with respect to any Investment Vehicle Debt as to which a third party has total or partial recourse to the Company, the Investment Vehicle Equity Amount with respect to such Eligible Investment Vehicle may be less than zero, but the amount by which such Investment Vehicle Equity Amount may be less than zero shall not exceed the Liquidated Recourse Amount in respect of such Investment Vehicle Debt.”

(v)      The definition of “REO Subsidiary” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“‘REO Subsidiary’ means any REO Affiliate that is a direct wholly-owned subsidiary of the Company or a Subsidiary Guarantor. As of the Third Amendment Effective Date, the term “REO Subsidiary” shall include, without limitation, Alameda NS Four Holding, LLC, a Delaware limited liability company, FQ NS SIX HOLDING, LLC, a Delaware limited liability company, and I-295 NS Eight Holding, LLC, a Delaware limited liability company.”

(vi)      The definition of “Wachovia Facility” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“‘Wachovia Facility’ means the Fifth Amended and Restated Loan and Servicing Agreement amended and restated as of November 5, 2012, by and among NewStar CP Funding LLC, as the Borrower, the Company, as the Originator and Servicer, each of the conduit lenders and institutional lenders from time to time party thereto, each of the lender agents from time to time party thereto, Wells Fargo Securities, LLC, as the Administrative Agent, and U.S. Bank National Association, as the Trustee, together with any documents executed in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(vii)      Section 1.01 of the Note Agreement is hereby further amended by inserting the following new definitions of “Adjusted CLO Note Amount”, “Applicable Current Public Credit Rating”, “Applicable Original Public Credit Rating”, “CLO Note Adjustment Percentage”, “CLO Note Category I”, “CLO Note Category II”, “CLO Note Category III”, “CLO Note Category IV”, “Impaired Loan” and “Third Amendment Effective Date” therein in appropriate alphabetical order:

“‘Adjusted CLO Note Amount’ means, as of any date of determination with respect to any Eligible CLO Note, the product of (a) the aggregate outstanding principal balance of such Eligible CLO Note as of such date multiplied by (b) the CLO Note Adjustment Percentage with respect to such Eligible CLO Note as of such date.

“‘Applicable Current Public Credit Rating’ means, at any time of determination with respect to any Eligible CLO Note that has a public credit rating from either or both of S&P and Moody’s at such time, the following public credit rating: (a) if such Eligible CLO Note is rated by both S&P and Moody’s at such time and the public credit ratings from S&P and Moody’s are at different levels, the higher of such public credit ratings, (b) if such Eligible CLO Note is rated by both S&P and Moody’s at such time and such public credit ratings are at the same level, the public credit rating from S&P or (c) if such Eligible CLO Note is rated by only one of S&P or Moody’s at such time, the public credit rating issued by such rating agency.”

“‘Applicable Original Public Credit Rating’ means, with respect to any Eligible CLO Note that had a public credit rating from either or both of S&P and Moody’s at the time such Eligible CLO Note was issued, the following public credit rating: (a) if such Eligible CLO Note was rated by both S&P and Moody’s at such time and the public credit ratings from S&P and Moody’s were at different levels, the higher of such public credit ratings, (b) if such Eligible CLO Note was rated by both S&P and Moody’s at such time and such public credit ratings were at the same level, the public credit rating from S&P or (c) if such Eligible CLO Note was rated by only one of S&P or Moody’s at such time, the public credit rating issued by such rating agency.”

“‘CLO Note Adjustment Percentage’ means, at any time of determination, with respect to any Eligible CLO Note, the percentage set forth below opposite the “CLO Note Category” which corresponds to such Eligible CLO Note as of the then most recent Measurement Date:

CLO Note Category	Percentage
CLO Note Category I	70%
CLO Note Category II	70%
CLO Note Category III	60%
CLO Note Category IV	50%

“‘CLO Note Category I’ shall be deemed to apply to any Eligible CLO Note at any time of determination if such Eligible CLO Note meets each of the following criteria: (a) such Eligible CLO Note has a public credit rating from either S&P or Moody’s at such time, (b) at the time such Eligible CLO Note was issued, such Eligible CLO Note was rated (i) BBB- or higher by S&P, if such Eligible CLO Note was rated by S&P and such rating from S&P is the Applicable Original Public Credit Rating or (ii) Baa3 or higher by Moody’s, if such Eligible CLO Note was rated by Moody’s and such rating from Moody’s is the Applicable Original Public Credit Rating and (c) at such time of determination, such Eligible CLO Note is rated (i) BBB- or higher by S&P, if such Eligible CLO Note is rated by S&P and such rating from S&P is the Applicable Current Public Credit Rating with respect thereto or (ii) Baa3 or higher by Moody’s if such Eligible CLO Note is rated by Moody’s and such rating from Moody’s is the Applicable Current Public Credit Rating with respect thereto.”

“‘CLO Note Category II’ shall be deemed to apply to any Eligible CLO Note at any time of determination if such Eligible CLO Note meets each of the following criteria: (a) such Eligible CLO Note has a public credit rating from either S&P or Moody’s at such time, (b) at the time such Eligible CLO Note was issued, such Eligible CLO Note was rated (i) at least BB but not higher than BB+ by S&P, if such Eligible CLO Note was rated by S&P and such rating from S&P is the Applicable Original Public Credit Rating or (ii) at least Ba2 but not higher than Ba1 by Moody’s, if such Eligible CLO Note was rated by Moody’s and such rating from Moody’s is the Applicable Original Public Credit Rating and (c) at such time of determination, such Eligible CLO Note is rated (i) A or higher by S&P, if such Eligible CLO Note is rated by S&P and such rating from S&P is the Applicable Current Public Credit Rating with respect thereto or (ii) A2 or higher by Moody’s, if such Eligible CLO Note is rated by Moody’s and such rating from Moody’s is the Applicable Public Credit Rating with respect thereto.”

“‘CLO Note Category III’ shall be deemed to apply to any Eligible CLO Note at any time of determination if such Eligible CLO Note meets each of the following criteria: (a) such Eligible CLO Note has a public credit rating from either S&P or Moody’s at such time, (b) at the time such Eligible CLO Note was issued, such Eligible CLO Note was rated (i) at least BB but not higher than BB+ by S&P, if such Eligible CLO Note was rated by S&P and such rating from S&P is the Applicable Original Public Credit Rating or (ii) at least Ba2 but not higher than Ba1 by Moody’s, if such Eligible CLO Note was rated by Moody’s and such rating from Moody’s is the Applicable Original Public Credit Rating and (c) at such time of determination, such Eligible CLO Note is rated (i) lower than A but higher than or equal to BBB- by S&P, if such Eligible CLO Note is rated by S&P and such rating from S&P is the Applicable Current Public Credit Rating with respect thereto or (ii) lower than A2 but higher than or equal to Baa3 by Moody’s, if such Eligible CLO Note is rated by Moody’s and such rating from Moody’s is the Applicable Public Credit Rating with respect thereto.”

“‘CLO Note Category IV’ shall be deemed to apply to any Eligible CLO Note to which none of CLO Note Category I, CLO Note Category II or CLO Category III applies. For avoidance of doubt, any Eligible CLO Note that does not have a public credit rating from S&P or Moody’s shall be classified in CLO Note Category IV.”

“‘Impaired Loan’ means, at any time of determination, any Obligor Loan which is classified as an impaired loan by the Company and included in the category of impaired loans reflected in the financial statements of the Company for the fiscal quarter then most recently ended.”

“‘Third Amendment Effective Date’ means December 4, 2012.”

(b)        Amendment to Section 6.10 of the Note Agreement. Section 6.10 of the Note Agreement is hereby amended by deleting the penultimate sentence thereof and replacing it with the following:

“Notwithstanding anything in this Section 6.10 to the contrary, the Company and the Subsidiary Guarantors shall be permitted to maintain the following accounts not subject to the Administrative Agent’s control: (i) accounts of the Company or any Subsidiary Guarantor established and maintained for the purpose of holding funds in escrow for the benefit of third parties, (ii) accounts of the Company established and maintained for the purpose of clearing amounts (A) held in the Company’s capacity as the administrative or collateral agent for a syndicate of lenders (but excluding for the avoidance of doubt any syndicate of lenders composed entirely of Note Parties), and/or (B) owed to Investment Vehicles that are not Note Parties in connection with their ordinary course financing transactions, (iii) that certain account of the Company held at Bank of America, N.A. the last four digits of which are 6695 or any replacement or successor account used solely for payroll, employee bonuses, taxes, accounts payable and other miscellaneous finance-related payments, (iv) that certain account of the Company held at Wells Fargo Bank, N.A. the last four digits of which are 6272 or any replacement or successor account generally used for making disbursements, (v) provided that no Default or Event of Default shall have occurred and be continuing, that certain account of I-295 NS Eight Holding, LLC held at Wells Fargo Bank, N.A., the last four digits of which are 0831, provided that, until such time as such REO Subsidiary has delivered to the Administrative Agent a Deposit Account Control Agreement executed by such REO Subsidiary and Wells Fargo Bank, N.A. with respect to such account, (A) such account shall be used solely in connection with the operation and maintenance of the real property owned by such REO Subsidiary or to hold proceeds from the sale or lease of units at such real property and (B) the aggregate amount of funds in such account shall not exceed $100,000 for more than three (3) consecutive Business Days (it being understood for avoidance of doubt that upon the Administrative Agent’s receipt of a Deposit Account Control Agreement with respect to such account executed by such REO Subsidiary and Wells Fargo Bank, N.A., the foregoing clauses (A) and (B) shall cease to be in effect) and (vi) provided that no Default or Event of Default shall have occurred and be continuing, those other accounts of the Company or any Subsidiary Guarantor expressly designated on Schedule 6.10 attached hereto so long as the total amount of funds on deposit in such designated accounts (excluding Unapplied Cash) does not exceed $500,000 in the aggregate at any given time.”

(c)        Amendment to Article VI of the Note Agreement. Article VI of the Note Agreement is hereby amended by inserting the following therein as new Section 6.16 thereof:

“6.16 I-295 NS Eight Holding, LLC Collateral Account.  On or before the 60th day after the Third Amendment Effective Date, the Company shall cause I-295 NS Eight Holding, LLC to use commercially reasonable efforts to enter into a Deposit Account Control Agreement with respect to that certain account of I-295 NS Eight Holding, LLC held at Wells Fargo, N.A., the last four digits of which are 0831.”

(d)        Amendment to Schedules to Note Agreement.   The Schedules to the Note Agreement are hereby amended by deleting Schedule 6.10 thereto and replacing it with updated Schedule 6.10 attached hereto.

(e)        Amendment to Exhibits to Note Agreement.  The Exhibits to the Note Agreement are hereby amended by deleting Exhibit G thereof and replacing it with updated Exhibit G attached hereto.

3.        Consent to Joinder of New REO Subsidiaries.    Subject to the satisfaction of the conditions precedent set forth in Section 7 below and in reliance on the representations and warranties set forth in Section 5, pursuant to Section 8.16.1 of the Amended and Restated Pledge and Security Agreement dated as of August 31, 2010 among the Company, the Subsidiary Guarantors party thereto and the Administrative Agent (as amended from time to time, the “Security Agreement”), the Administrative Agent hereby consents to each of FQ NS SIX HOLDING, LLC, a Delaware limited liability company, and I-295 NS Eight Holding, LLC, a Delaware limited liability company (each a “New REO Subsidiary” and, collectively, the “New REO Subsidiaries”), (a) joining the Subsidiary Guaranty dated as of January 5, 2010 by the Subsidiary Guarantors party thereto in favor of the Administrative Agent for the benefit of the Holders (as amended from time to time, the “Subsidiary Guaranty”) as an additional Subsidiary Guarantor thereunder and (b) joining the Security Agreement as an additional Grantor thereunder.

4.        Confirmation Regarding New Investment Vehicle.    Subject to the satisfaction of the conditions precedent set forth in Section 7 below and in reliance on the representations and warranties set forth in Section 5, the Administrative Agent and the Holders hereby acknowledge, confirm and agree that NewStar Commercial Loan Funding 2012-1 LLC, a Delaware limited liability company, satisfies the criteria set forth in clause (ii) of the definition of “Eligible Investment Vehicle” set forth in Section 1.01 of the Note Agreement

5.        Default; Representations and Warranties, Etc. The Company hereby represents, warrants, confirms and covenants that the execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary action on the part of the Company, (b) have not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under (i) any applicable law or regulation, (ii) any term or provision of the organizational documents of the Company or (iii) any term or provision of any indenture, agreement or other instrument binding on the Company or any of its assets, except, in the case of the foregoing clauses (i) and (iii), to the extent that such violation, conflict or default could not reasonably be expected to result in a Material Adverse Effect, and (c) do not require any consent, waiver or approval of or by any Person which has not been obtained.

6.        Ratification and Confirmation. The Company hereby agrees and confirms that:

(a) the Note Agreement and each of the other Note Documents, as amended and otherwise modified by the amendments specifically provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed; and

(b) the liens and security interests granted in favor of the Administrative Agent for the benefit of itself and the Holders under the terms of the Note Documents are perfected, effective, enforceable and valid and that such liens and security interests are, in each case, a first priority lien and security interest except to the extent otherwise expressly permitted by the Note Documents and that such liens and security interests are hereby in all respects ratified and confirmed.

7.        Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received the following, each of which shall be originals or facsimiles or other electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Person, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

i)	executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent, each Holder and the Company;

ii)

Annexes to the Subsidiary Guaranty executed by each New REO Subsidiary pursuant to which each such New REO Subsidiary shall become a party to the Subsidiary Guaranty as an additional Subsidiary Guarantor thereunder;

iii)

Supplements to the Security Agreement executed by each New REO Subsidiary pursuant to which each such New REO Subsidiary shall become a party to the Security Agreement as an additional Grantor thereunder;

iv)

the First Amendment to Amended and Restated Pledge and Security Agreement executed by the Grantors party to the Security Agreement, such amendment to be in form and substance reasonably satisfactory to the Administrative Agent;

v)

each such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each New REO Subsidiary as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Note Documents to which such New REO Subsidiary is or is to become a party; and

vi)

such documents and certifications as the Administrative Agent may reasonably require to evidence that each New REO Subsidiary is duly organized or formed, and that each New REO Subsidiary is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified in any such jurisdiction other than the jurisdiction of such New REO Subsidiary’s organization or formation could not reasonably be expected to result in a Material Adverse Effect.

(b) The Administrative Agent shall have received (i) the results of a Uniform Commercial Code (“UCC”) lien search with respect to each New REO Subsidiary in the appropriate office in the jurisdiction where each such New REO Subsidiary is organized and (ii) UCC financing statements duly authorized by each New REO Subsidiary naming such New REO Subsidiary as debtor and in appropriate form for filing in the appropriate office in the jurisdiction where each such New REO Subsidiary is organized.

(c) The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent may reasonably require.

8.        Miscellaneous.

(a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Agreement or the other Note Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Company acknowledges and agrees that nothing contained herein shall be deemed to entitle such party to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Note Documents in similar or different circumstances or shall prejudice any right or rights which the Administrative Agent or any Holder now has or may have under, or in connection with, the Note Agreement, as amended hereby, the Note Documents, or any other documents referred to herein or therein. Without limiting the generality of the foregoing, the Company acknowledges and agrees that (i) the acknowledgment and consent of the Administrative Agent set forth in Section 4 above with respect to NewStar Commercial Loan Funding 2012-1 LLC in no way obligates the Administrative Agent to give a similar acknowledgement and consent in the future with respect to any other Investment Vehicle hereafter formed by the Company and (ii) while the Administrative Agent and the Holders have not requested or required a legal opinion in connection with this Amendment or the addition of the New REO Subsidiaries as Subsidiary Guarantors pursuant hereto, the Administrative Agent has reserved its right to request such a legal opinion in the future with respect to the addition of any other Subsidiary of the Company as a Subsidiary Guarantor after the date hereof.

(b) Upon the effectiveness of this Amendment, each reference in the Note Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Note Agreement as amended hereby, and each reference to the Note Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Note Agreement shall mean and be a reference to the Note Agreement as amended hereby.

(c) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Whenever the terms or sections amended hereby shall be referred to in the Note Agreement, Note Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment. A signature page sent to the Administrative Agent or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH HOLDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) The Company agrees to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANY

NEWSTAR FINANCIAL, INC.

By:	/s/ JOHN J. FRISHKOPF
John J. Frishkopf
Treasurer

ADMINISTRATIVE AGENT

FORTRESS CREDIT CORP.,
as Administrative Agent

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

HOLDERS

FORTRESS CREDIT OPPORTUNITIES I LP,
as a Holder

By:	Fortress Credit Opportunities I GP LLC,
its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT FUNDING III LP,
as a Holder

By:	Fortress Credit Funding III GP LLC, its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

Signature Page to Third Amendment to A&R Note Agreement

FORTRESS CREDIT FUNDING IV LP,
as a Holder

By:	Fortress Credit Funding IV GP LLC,
its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

Signature Page to Third Amendment to A&R Note Agreement